Exhibit 99.1

Inno Holdings Inc. Announces Expansion into Electronic Product Trading and Digital Transformation Initiatives

Brookshire, Texas, December 13, 2024 - INNO HOLDINGS INC. (“INNO” or the “Company”) (NASDAQ : INHD) is a trade-focused building technology company dedicated to revolutionizing the construction industry with its proprietary cold-formed steel framing technology, artificial intelligence (“AI”)-driven design, and advanced automation to deliver innovative and efficient building solutions. In addition to its existing business, the Company is now developing a new venture in electronic products trading while expanding its sales and distribution network across Asia. INNO consistently seeks innovative ways to enhance services and technologies and delivers high-quality products to its clients.

Since December 2024, INNO has been undergoing a digital transformation in marketing, distribution and sales. This transformation aims to expand the Company’s reach into various electronic products and redefine the landscape of online marketing, sales and distribution.

With a comprehensive digital marketing plan, INNO is confident in its ability to achieve global sales growth and enhance enterprise value. However, there is no assurance that these efforts will lead to anticipated sales growth or increased enterprise value.

Mr. Ding Wei, Chief Executive Officer of INNO, commented that “INNO plans to expand its trading business into the electronic products industry, including cell phones, computers, tablets, and more. We have a professional team dedicated to helping our business partners achieve greater value. In the future, we intend to collaborate with more partners to explore new business opportunities and create additional value for both our partners and shareholders.”

About Inno Holdings Inc.

INNO is a trade-focused building technology company dedicated to revolutionizing the construction industry with proprietary cold-formed steel framing, AI-driven design, and automation. The Company is also expanding into electronic product trading and growing its sales and distribution network.

The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and reflect the current view about future events. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Therefore, you should not rely on any of these forward-looking statements. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, please contact:

https://innoholdings.com/

contact@innoholdings.com